Exhibit 99.1
For Immediate Release

Contacts:	Norman Black, Public Relations 404-828-7593 Andy Dolny, Investor Relations 404-828-8901
INTERNATIONAL IMPROVEMENT
DRIVES UPS 4TH QUARTER
Company Generates 2009 Free Cash Flow of $4.1 Billion;
2010 EPS Expected to Increase 17% to 32%
     ATLANTA, Feb. 2, 2010 — UPS (NYSE: UPS) today announced diluted earnings per share of $0.75 for the fourth quarter of 2009, above the company’s original guidance of $0.58 to 0.65 per share, due in large measure to strong performance by its international segment. That segment saw volume growth, a substantial gain in operating profit and improvement to a 16.7% operating margin.
     The quarter’s diluted earnings per share declined 9.6% compared to the $0.83 in adjusted diluted earnings per share a year ago. Reported earnings per share for 2008 were $0.25.
     For 2009, UPS generated free cash flow of $4.1 billion and posted adjusted operating profit of $4.0 billion. On a reported basis, operating profit was $3.8 billion. Adjusted earnings per share were $2.31 and $2.14 on a reported basis.
     “UPS ended 2009 on a high note by leveraging network changes implemented throughout the year and executing flawlessly during the peak holiday shipping period, which was stronger than we had anticipated,” said UPS Chairman and CEO Scott Davis. “The company demonstrated its ability to manage effectively in changing market conditions. UPS has emerged from the worst recession in decades leaner, more focused and better positioned to take advantage of increased global trade.”

					4Q 2008
Consolidated Results	4Q 2009		4Q 2008		Adjusted
Revenue	$12.38	B	$12.70	B
Operating profit	$1.26	B	$803	M	$1.38	B
Operating margin	10.2%		6.3%		10.9%
Average volume per day	17.3	M	17.3	M
Diluted earnings per share	$0.75		$0.25		$0.83
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2-2-2
     For the three months ended Dec. 31, 2009, package volume rose 1.4% to 1.1 billion pieces while average volume per day was unchanged at 17.3 million packages.
     During the holiday shipping season, global volume exceeded 22 million packages on eight days, including two on which it exceeded 24 million packages. UPS experienced more delivery volume than in 2008 on each of the seven days before Christmas. A well-executed peak season operating plan and significant growth in online retail sales contributed to the stronger-than-expected results for the quarter.
     For the full year, the company delivered 3.8 billion packages, an average of 15.1 million per day, down from 15.5 million in 2008. Revenue decreased 12% to $45.3 billion.
Cash Position
     UPS ended 2009 in a strong financial position. In addition to exceptional free cash flow, UPS also:
•	Paid $1.8 billion in dividends.

•	Invested $1.6 billion in capital expenditures.

•	Repurchased a total of 10.9 million shares for $569 million.

•	Ended the year with $2.1 billion in cash and short-term investments.

U.S. Domestic Package	4Q 2009		4Q 2008
Revenue	$7.55	B	$7.99	B
Operating profit	$764	M	$932	M
Operating margin	10.1%		11.7%
Average volume per day	14.9	M	15.1	M
     For the fourth quarter, air volume increased with Next Day Air® up 2.8% and deferred up 4.3%. However, ground volume per day was down 2.9%. Total U.S. average daily volume decreased 1.9%. Operating margin improved sequentially to 10.1%, the highest in 2009. The 5.2% decline in revenue per piece was driven primarily by lower fuel surcharges and weight declines.
     In the quarter, UPS took the lead in the mobile shipping arena with the introduction of applications for iPhone, iPod and BlackBerry devices. In addition, the company expanded its WorldShip® platform with integration of a freight forwarding capability that complements its small package and LTL freight shipping processes.
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3-3-3
     On Jan. 8, 2010, UPS announced it was restructuring the U.S. Domestic Package segment. By leveraging technology and the management skills of its people, the company will create larger geographic operating entities and provide more marketing resources at the local level. The new structure will be in place by early April.

					4Q 2008
International Package	4Q 2009		4Q 2008		Adjusted
Revenue	$2.79	B	$2.64	B
Operating profit	$467	M	$366	M	$393	M
Operating margin	16.7%		13.9%		14.9%
Average volume per day	2.4	M	2.2	M
     International operating profit jumped 18.8% on an adjusted basis and 27.6% on a reported basis on revenue growth of 5.8%.
     Average daily volume growth of 11.8% was driven by increases of 3.1% in export and 17.8% in domestic. These gains and strong cost management contributed to an operating margin of 16.7%, the highest since the fourth quarter of 2007. All regions experienced export volume growth, led by Asia and the United States. Domestic volume improvement was driven by a third-quarter acquisition in Turkey along with strong performance in Europe and Canada.
     During the quarter, UPS continued investing for the future with the opening of its expanded hub in Toronto, Ontario, which more than doubled its package handling capability.

					4Q 2008
Supply Chain and Freight	4Q 2009		4Q 2008		Adjusted
Revenue	$2.03	B	$2.07	B
Operating profit	$28	M	($495	M)	$53	M
Operating margin	1.4%		(23.9%)		2.6%
     Reductions in segment revenue and operating profit were caused by declines in global forwarding and UPS Freight.
     Forwarding’s operating margin was challenged by rapidly escalating transportation costs stemming from a surge in demand in a capacity-constrained environment out of Asia.
     The Logistics business recorded an increase in revenue, driven by growth in the healthcare sector. Improved operating efficiencies and contract management produced strong results.
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4-4-4
     UPS Freight experienced a difficult fourth quarter. Revenue per hundredweight increased, but shipments were flat and tonnage declined. The unit posted an operating loss for the quarter due to the extremely competitive pricing environment in the LTL business. Year-over-year, UPS Freight gained market share.
Outlook
     “Economic forecasts indicate gradual improvement as 2010 unfolds,” said Kurt Kuehn, UPS’s chief financial officer. “The first quarter will be the most challenging of the year for UPS with profitability only slightly better than last year.
     “For 2010, UPS will substantially improve performance by leveraging our extensive product portfolio and global network,” Kuehn continued. “As a result, we anticipate that diluted earnings per share should be within a range of $2.70 to $3.05, an increase of 17% to 32% over 2009 results. We also expect cash generation to remain strong in 2010, with capital expenditures totaling $1.8 billion. This is well below our historical range but still supports growth opportunities.”
     UPS (NYSE: UPS) is the world’s largest package delivery company and a global leader in supply chain and freight services. With more than a century of experience in transportation and logistics, UPS is a leading global trade expert equipped with a broad portfolio of solutions. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. The company can be found on the Web at UPS.com and its corporate blog can be found at www.blog.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.
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EDITOR’S NOTE: UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss fourth quarter and full year results with investors and analysts during a conference call at 8:30 a.m. EST. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

     We supplement the reporting of our financial information determined under generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as “reported” or “unadjusted”. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments and dividends.
     In the fourth quarter of 2008, we recorded a $548 million goodwill impairment charge for our UPS Freight business unit, and a $27 million impairment charge for a customer list intangible asset in our domestic package business in the United Kingdom. In the first quarter of 2009, we recorded a $181 million pre-tax impairment charge ($116 million after tax) related to our McDonnell-Douglas DC-8-71 and DC-8-73 aircraft fleets. In the second quarter of 2009, we recorded a $77 million pre-tax charge ($48 million after tax) for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied. We presented fourth quarter and year-to-date 2009 and 2008 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the impairment and remeasurement charges were unique, and we do not believe they are reflective of the types of charges that will affect future results.
     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — Fourth Quarter
(unaudited)

	Three Months Ended
	December 31,		Change
	2009	2008	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,552	$7,988	$(436)	-5.5%
International Package	2,791	2,637	154	5.8%
Supply Chain & Freight	2,034	2,072	(38)	-1.8%

Total revenue	12,377	12,697	(320)	-2.5%

Operating expenses:
Compensation and benefits	6,637	6,616	21	0.3%
Other	4,481	5,278	(797)	-15.1%

Total operating expenses	11,118	11,894	(776)	-6.5%

Operating profit (loss):
U.S. Domestic Package	764	932	(168)	-18.0%
International Package	467	366	101	27.6%
Supply Chain & Freight	28	(495)	523	N/A

Total operating profit	1,259	803	456	56.8%

Other income (expense):
Investment income	13	17	(4)	-23.5%
Interest expense	(89)	(100)	11	-11.0%

Total other income (expense)	(76)	(83)	7	-8.4%

Income before income taxes	1,183	720	463	64.3%

Income tax expense	426	466	(40)	-8.6%

Net income	$757	$254	$503	198.0%

Net income as a percentage of revenue	6.1%	2.0%

Per share amounts
Basic earnings per share	$0.76	$0.25	$0.51	204.0%
Diluted earnings per share	$0.75	$0.25	$0.50	200.0%

Weighted-average shares outstanding
Basic	997	999	(2)	-0.2%
Diluted	1,004	1,004	—	0.0%

As adjusted income data:
Operating profit:
U.S. Domestic Package	$764	$932	$(168)	-18.0%
International Package (1)	467	393	74	18.8%
Supply Chain & Freight (1)	28	53	(25)	-47.2%

Total operating profit	$1,259	$1,378	$(119)	-8.6%

Income before income taxes (1)	$1,183	$1,295	$(112)	-8.6%
Net income (2)	$757	$829	$(72)	-8.7%
Basic earnings per share (2)	$0.76	$0.83	$(0.07)	-8.4%
Diluted earnings per share (2)	$0.75	$0.83	$(0.08)	-9.6%

(1)	Fourth quarter 2008 adjusted operating profit and income before income taxes exclude a $548 million goodwill impairment charge in our UPS Freight unit within the Supply Chain & Freight segment, and a $27 million intangible impairment charge in our European International Package operations.

(2)	Fourth quarter 2008 net income and earnings per share amounts exclude the impact of the impairment charges described in (1), which totaled $575 million (there was no tax benefit to these charges).
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Fourth Quarter
(unaudited)

	Three Months Ended
	December 31,		Change
	2009	2008	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,412	$1,577	$(165)	-10.5%
Deferred	850	913	(63)	-6.9%
Ground	5,290	5,498	(208)	-3.8%

Total U.S. Domestic Package	7,552	7,988	(436)	-5.5%
International Package:
Domestic	633	541	92	17.0%
Export	2,043	1,962	81	4.1%
Cargo	115	134	(19)	-14.2%

Total International Package	2,791	2,637	154	5.8%
Supply Chain & Freight:
Forwarding and Logistics	1,450	1,476	(26)	-1.8%
Freight	473	484	(11)	-2.3%
Other	111	112	(1)	-0.9%

Total Supply Chain & Freight	2,034	2,072	(38)	-1.8%

Consolidated	$12,377	$12,697	$(320)	-2.5%

Consolidated volume (in millions)	1,054	1,039	15	1.4%

Operating weekdays	61	60	1

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,284	1,249	35	2.8%
Deferred	1,202	1,152	50	4.3%
Ground	12,377	12,744	(367)	-2.9%

Total U.S. Domestic Package	14,863	15,145	(282)	-1.9%
International Package:
Domestic	1,503	1,276	227	17.8%
Export	918	890	28	3.1%

Total International Package	2,421	2,166	255	11.8%

Consolidated	17,284	17,311	(27)	-0.2%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$18.03	$21.04	$(3.01)	-14.3%
Deferred	11.59	13.21	(1.62)	-12.3%
Ground	7.01	7.19	(0.18)	-2.5%
Total U.S. Domestic Package	8.33	8.79	(0.46)	-5.2%
International Package:
Domestic	6.90	7.07	(0.17)	-2.4%
Export	36.48	36.74	(0.26)	-0.7%
Total International Package	18.12	19.26	(1.14)	-5.9%
Consolidated	$9.70	$10.10	$(0.40)	-4.0%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data — Year to Date
(unaudited)

	Twelve Months Ended
	December 31,		Change
	2009	2008	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$28,158	$31,278	$(3,120)	-10.0%
International Package	9,699	11,293	(1,594)	-14.1%
Supply Chain & Freight	7,440	8,915	(1,475)	-16.5%

Total revenue	45,297	51,486	(6,189)	-12.0%

Operating expenses:
Compensation and benefits	25,640	26,063	(423)	-1.6%
Other	15,856	20,041	(4,185)	-20.9%

Total operating expenses	41,496	46,104	(4,608)	-10.0%

Operating profit (loss):
U.S. Domestic Package	2,138	3,907	(1,769)	-45.3%
International Package	1,367	1,580	(213)	-13.5%
Supply Chain & Freight	296	(105)	401	N/A

Total operating profit	3,801	5,382	(1,581)	-29.4%

Other income (expense):
Investment income (loss)	10	75	(65)	-86.7%
Interest expense	(445)	(442)	(3)	0.7%

Total other income (expense)	(435)	(367)	(68)	18.5%

Income before income taxes	3,366	5,015	(1,649)	-32.9%

Income taxes	1,214	2,012	(798)	-39.7%

Net income	$2,152	$3,003	$(851)	-28.3%

Net income as a percentage of revenue	4.8%	5.8%

Per share amounts
Basic earnings per share	$2.16	$2.96	$(0.80)	-27.0%
Diluted earnings per share	$2.14	$2.94	$(0.80)	-27.2%

Weighted average shares outstanding
Basic	998	1,016	(18)	-1.8%
Diluted	1,004	1,022	(18)	-1.8%

As adjusted income data:
U.S. domestic package (1)	$2,319	$3,907	$(1,588)	-40.6%
International package (1)	1,367	1,607	(240)	-14.9%
Supply chain and freight (1)	296	443	(147)	-33.2%

Total operating profit	$3,982	$5,957	$(1,975)	-33.2%

Income before income taxes (1), (2)	$3,624	$5,590	$(1,966)	-35.2%
Net income (3)	$2,316	$3,578	$(1,262)	-35.3%
Basic earnings per share (3)	$2.32	$3.52	$(1.20)	-34.1%
Diluted earnings per share (3)	$2.31	$3.50	$(1.19)	-34.0%

(1)	2009 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $181 million impairment charge on our McDonnell-Douglas DC-8-71 and DC-8-73 airframes, engines, and parts, due to an acceleration of the planned retirement of these aircraft. 2008 operating profit and income before income taxes exclude a $548 million goodwill impairment charge in our UPS Freight unit within the Supply Chain & Freight segment, and a $27 million intangible impairment charge in our European International Package operations.

(2)	2009 interest expense and consolidated income before income taxes exclude a $77 million charge for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied.

(3)	2009 net income and earnings per share amounts exclude the after-tax effect of the impairment and currency remeasurement charges discussed in (1) and (2), which totaled $164 million. 2008 net income and earnings per share amounts exclude the impact of the impairment charges described in (1), which totaled $575 million (there was no tax benefit to these charges).
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Year to Date
(unaudited)

	Twelve Months Ended
	December 31,		Change
	2009	2008	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$5,456	$6,559	$(1,103)	-16.8%
Deferred	2,859	3,325	(466)	-14.0%
Ground	19,843	21,394	(1,551)	-7.2%

Total U.S. Domestic Package	28,158	31,278	(3,120)	-10.0%
International Package:
Domestic	2,111	2,344	(233)	-9.9%
Export	7,176	8,294	(1,118)	-13.5%
Cargo	412	655	(243)	-37.1%

Total International Package	9,699	11,293	(1,594)	-14.1%
Supply Chain & Freight:
Forwarding and Logistics	5,080	6,293	(1,213)	-19.3%
Freight	1,943	2,191	(248)	-11.3%
Other	417	431	(14)	-3.2%

Total Supply Chain & Freight	7,440	8,915	(1,475)	-16.5%

Consolidated	$45,297	$51,486	$(6,189)	-12.0%

Consolidated volume (in millions)	3,811	3,916	(105)	-2.7%

Operating weekdays	253	252	1

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,198	1,186	12	1.0%
Deferred	957	947	10	1.1%
Ground	10,895	11,443	(548)	-4.8%

Total U.S. Domestic Package	13,050	13,576	(526)	-3.9%
International Package:
Domestic	1,218	1,150	68	5.9%
Export	796	813	(17)	-2.1%

Total International Package	2,014	1,963	51	2.6%

Consolidated	15,064	15,539	(475)	-3.1%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$18.00	$21.95	$(3.95)	-18.0%
Deferred	11.81	13.93	(2.12)	-15.2%
Ground	7.20	7.42	(0.22)	-3.0%
Total U.S. Domestic Package	8.53	9.14	(0.61)	-6.7%
International Package:
Domestic	6.85	8.09	(1.24)	-15.3%
Export	35.63	40.48	(4.85)	-12.0%
Total International Package	18.23	21.50	(3.27)	-15.2%
Consolidated	$9.83	$10.70	$(0.87)	-8.1%

Certain prior year amounts have been reclassified to conform to the current year presentation.